Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)
Registration Statement (Form S-8 No. 333-282991) pertaining to the Magnera Corporation 2024 Omnibus Incentive Plan;

(2)
Registration Statement (Form S-8 No. 333-264855) pertaining to the Magnera Corporation 2024 Omnibus Incentive Plan (f/k/a Glatfelter Corporation 2022 Long-Term Incentive Plan); and

(3)
Registration Statement (Form S-8 No. 333-271720) pertaining to the Magnera Corporation 2024 Omnibus Incentive Plan (f/k/a Glatfelter Corporation 2022 Long-Term Incentive Plan)

of our reports dated November 25, 2025, with respect to the consolidated and combined financial statements of Magnera Corporation, and the effectiveness of internal control over financial reporting of Magnera Corporation, included in this Annual Report (Form 10-K) of Magnera Corporation for the year ended September 27, 2025.

/s/ Ernst & Young LLP

Indianapolis, Indiana
November 25, 2025